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[LOGO OF MERIDIAN
 BANCORP, INC.
 APPEARS HERE]

                             MERIDIAN BANCORP, INC.

  SPECIAL MEETING OF SHAREHOLDERS -- FEBRUARY 6, 1996 AT 8:30 A.M., LOCAL TIME

  The undersigned shareholder of Meridian Bancorp, Inc. ("Meridian") hereby ap-points Wayne R. Huey, Jr., Paul W. McGloin and Thomas G. Strohm the proxies of the undersigned (each with power of substitution and with all powers the under-signed would possess if personally present) to vote at the Special Meeting of Shareholders of Meridian to be held on February 6, 1996, and at any adjournment or postponement thereof (the "Meeting"), all the shares of Common Stock of Me-ridian which the undersigned would be entitled to vote on the following pro-posal more fully described in the Joint Proxy Statement/Prospectus dated Janu-ary 5, 1996 for the Meeting in the manner specified and in the discretion of the named proxies on any other business that may properly come before the Meet-ing.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                            Please indicate on the reverse side
                                            of this card how your stock is to be
                                            voted. Unless you specifically
P                                           direct otherwise, the shares
R                                           represented by this proxy will be
O                                           voted FOR the following proposal.
X
Y

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[X] PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.
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THE DIRECTORS RECOMMEND A VOTE "FOR"
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Approval and adoption of the Agreement and Plan of Merger, dated as of October
10, 1995, relating to the merger of Meridian with and into CoreStates Financial Corp.

                      FOR      AGAINST     ABSTAIN
                      [_]        [_]         [_]


                                 YES         NO
I plan to attend the             [_]         [_]
Special Meeting.


NOTE: Your signature should appear as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign, date and return the proxy card promptly using the enclosed envelope.

Dated:                                                                    , 1996
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                                  (Signature)

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                          (Signature if held jointly)